Exhibit 10.53

January 7, 2025

VIA: E-MAIL

Michael Hunter

Vice President, Manufacturing Operations

Liquidia Technologies, Inc.

419 Davis Drive, Suite 100

Morrisville, North Carolina 27560

Re: Year 2, Launch Delay

Dear Michael,

Lonza Tampa LLC (‘‘Lonza’’) and Liquidia Technologies, Inc. (‘‘Liquidia’’) entered into an Amended and Restated Commercial Manufacturing Services and Supply Agreement, dated July 13, 2023 (the ‘‘Agreement’’) in connection with the encapsulation and packaging of commercial supply of LIQ861. Defined terms used herein, but not defined, have the meaning ascribed to them in the Agreement.

On August 16, 2024, the U.S. Food and Drug Administration (‘‘FDA’’) granted tentative approval of LIQ861, known as YUTREPIA (treprostinil) inhalation powder to treat adults with pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD). In doing so, FDA confirmed that the amendment to add PH-ILD to the YUTREPIA New Drug Application (NDA) was proper and that application otherwise meets the requirements for approval under the Federal Food, Drug, and Cosmetic Act. Final approval of YUTREPIA for PAH and PH-ILD may occur after expiration of the three (3)-year regulatory exclusivity for Tyvaso DPI on May 23, 2025.

Under the Agreement, a number of the rights and obligations of both Parties are triggerd upon Regulatory Approval (as defined in the Agreement), which as of the date hereof, has not occured. The Agreement provides that Contract Year 1 began on the Agreement’s Effective Date and extends through Regulatory Approval and Contract Year 2 was to begin no later than January 1, 2025. In recognition of the preceeding, the Parties agree as follows:

●	In Section 1.1 of the Agreement, the definition of ‘‘Contract Year’’ is deleted and replaced with the following:

‘‘Contact Year’’ means for Contract Year 1 (also sometimes referred to as Year 1), Contract Year 1 started on February 8th, 2022 and extends through December 31, 2024. After Contract Year 1, ‘‘Contract Year’’ means the period beginning on the date of January 1, 2025 and ending on the twelve (12) months anniversary thereafter and each twelve (12)-month period thereafter.’’

●	Section 2.1 of the Agreement is hereby deleted and replaced with the following:

Term. The term of this Agreement shall commence on the Effective Date and, subject to the rights of earlier termination contained in this Agreement, shall remain in effect until December 31, 2028 (“Initial Term”). The Initial Term may thereafter be extended for subsequent years upon the mutual written agreement of the Parties (the Initial Term, together with such subsequent periods, the “Term”).

●	In Section 3.5 of the Agreement, the date of ‘‘December 31, 2024’’ is deleted and replaced with ‘‘December 31, 2025.’’

●	In Section 12.3.1, ‘‘December 31, 2024’’ is deleted and replaced with ‘‘December 31, 2025.’’

Best Regards,

LONZA TAMPA LLC

/s/ Filipe Tomas

Filipe Tomas

Head of Account Management,

North America

Acknowledged and Agreed:

LIQUIDIA TECHNOLOGIES, INC.

/s/ Michael Kaseta

_________________________

Name: Michael Kaseta_______

Title: _CFO/COO____________